UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 27, 2014, Great Lakes Dredge & Dock Corporation (the “Company”) reached a settlement with the Securities and Exchange Commission (the “SEC”) resolving an inquiry arising from the Company’s previously disclosed restatement of its financial results for the second and third quarters of 2012. As previously disclosed, the restatement related to revenue recognition for certain change orders in one of the Company’s former demolition subsidiaries. The Company sold its demolition subsidiaries in April 2014.

Under the terms of the settlement, the Company, without admitting or denying the findings of the SEC, consented to the entry of an administrative order that requires the Company to cease and desist from violations of the reporting, books and records, and internal controls provisions of the Securities Exchange Act of 1934 and certain rules adopted thereunder. The Company also agreed to pay a fine of $150,000.

The SEC did not allege fraud by the Company or any individual and did not bring charges against any individuals. The SEC noted in its order that it had taken into consideration the substantial cooperation provided by the Company in connection with the SEC’s investigation as well as remedial actions undertaken by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Mark W. Marinko
Date: October 27, 2014	Mark W. Marinko
Senior Vice President and Chief Financial Officer

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